UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016 (March 28, 2016)

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	8091371022	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	202-524-6851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2016, Ms. Huang Yanping resigned from the Board of Directors of Global Medical REIT, Inc. (the “Company”). Ms. Yanping’s resignation was not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

On March 28, 2016, Ms. Qin Yufei resigned from the Board of Directors of the Company. Ms. Yufei’s resignation was not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

On March 31, 2016, the Board of Directors of the Company appointed the following persons to serve as Directors of the Company and to hold office until the next annual meeting of shareholders and until their successor is duly elected and qualified or until their resignation or removal: Kurt Harrington, Matthew Cypher, and Zhang Huiqi.

On March 30, 2016, the Board of Directors of the Company appointed Danica Holley as Chief Operating Officer.

Kurt Harrington

Mr. Harrington is a seasoned and accomplished financial leader with proven success in fast-paced, changing environments. With over forty years of experience in a broad range of industries, including Asset Management, Investment Banking, Venture Capital, Telecommunications, Hospitality, and Real Estate Management, he brings with him a thorough knowledge of finance, accounting, taxes, control systems, and strategic planning.

Mr. Harrington has managed the entire financial function for both large and small publicly traded companies. He oversaw all investor, banking, and lender relationships, established and maintained Sarbanes-Oxley compliant control systems and certifications, and directed strategic planning and corporate development initiatives. He directed the preparation of financial statements, tax returns, and disclosures reported to analysts and shareholders and filed with the SEC and IRS, and also developed budgets, forecasts, and financial statements highlighting performance and corrective actions for Boards of Directors and executive management teams.

He has executed numerous IPO, secondary, and other debt and equity capital raising transactions, and has overseen significant corporate merger and acquisition transactions. He negotiated, structured, financed, and directed due diligence investigations for an active venture capital investment portfolio.

Mr. Harrington began his career at the public accounting firms of Meahl, McNamara & Co. in Boston and PricewaterhouseCoopers LLP in Washington, D.C. From 1980 to 1990, he served in a number of senior financial accounting, reporting, and business planning positions at MCI Communications Corporation and Marriott Corporation. He was the Chief Financial Officer of Jupiter National, Inc., a publicly-traded, closed-end, venture capital company until 1997, when he joined Arlington Asset Investment Corp. (formerly Friedman, Billings, Ramsey Group, Inc), a four billion dollar, publicly traded, mortgage Investment Company, becoming the Chief Financial Officer and Treasurer in 2000. During his eighteen year tenure at Arlington Asset he also served as the Executive Vice President, Chief Financial Officer and Treasurer of Arlington’s publicly-traded, institutional broker/dealer, FBR Capital Markets, from 2000 to 2008.

Mr. Harrington earned a BS in Accounting from Nichols College in 1974, and received his Certified Public Accountant certification in 1978. Throughout his career, he has attended programs in Executive Education at the Harvard Business School and the Wharton School of The University of Pennsylvania. He was formerly a Registered Securities Representative, having completed the Series 7, 24, 27 & 63 examinations.

The board of directors appointed Mr. Harrington in recognition of his abilities to assist the Company in expanding its business and the contributions he can make to the Company’s strategic direction. The Company has not entered into any compensation arrangements with Mr. Harrington.

Matthew Cypher, Ph.D

Since July 2012, Dr. Cypher has been a member of the faculty at Georgetown University’s McDonough School of Business as the director of the Real Estate Finance Initiative (since April 2015, the Steers Center for Global Real Estate). He serves as a professor of the practice in real estate at both the graduate and undergraduate levels, engages students in applied learning experiences and tailors coursework to teach the Four Quadrants of the real estate capital markets – public, private, debt and equity. From January 2005 to June 2012, he served as a Director at Invesco Real Estate where he was responsible for oversight of the Underwriting Group, which acquired $10.2 billion worth of institutional real estate during his leadership tenure. While at Invesco Real Estate Cypher directed $1.5 billion of acquisitions culminating with the purchase of 230 Park Avenue in New York, which Invesco acquired on behalf of its client capital in June 2011. He also oversaw the Valuations group, which marked to market Invesco’s more than $13 billion North American portfolio at the time, and served as a member of the firm’s Investment Committee and Investment Strategy Group. He has held positions as an Adjunct Professor at Southern Methodist University and as a Visiting Professor at University of Texas at Arlington.

Dr. Cypher received his Bachelor’s Degree from Penn State University and both his Master’s and Doctorate from Texas A&M University.

The board of directors appointed Mr. Harrington in recognition of his abilities to assist the Company in expanding its business and the contributions he can make to the Company’s strategic direction. The Company has not entered into any compensation arrangements with Mr. Cypher.

Zhang Huiqi

Ms. Zhang graduated from the University College London and obtained a Master of Science in Project and Enterprise Management in 2015. She holds a Master of Science in Management from the University of Leicester (2013) and a Bachelor of Management in Business Administration (Information Management and Information Systems) from Beijing Forestry University (2011).

Ms. Zhang is currently the supervisor for Henan Hongguang Real Estate Limited, a company primarily engaged in property development in China, and Henan Zensun Corporate Development Company Limited, a company mainly engaged in property construction and management. These companies are controlled by Mr. Zhang Jingguo. Ms. Zhang is the daughter of Mr. Zhang Jingguo.

The board of directors appointed Ms. Zhang in recognition of her abilities to assist the Company in expanding its business and the contributions she can make to the Company’s strategic direction. The Company has not entered into any compensation arrangements with Ms. Zhang.

Danica Holley

Ms. Holley’s business development and management experience spans more than 18 years with an emphasis on working in an international environment. She has extensive experience in international program management, government procurement, and global business roll-outs and start-ups. As Executive Director for Safe Blood International Foundation, from April 15, 2008 to present, she oversaw national health initiatives in Africa and Asia, including an Ebola response project. Ms. Holley has held management positions as the Director of Strategy, Corporate Business Development for WorldSpace, Inc. from June 1, 1997 to January 31, 2000, Director of Marketing for Corporate and Business at ISI Professional Services from February 1, 2000 April 20, 2001, and Director of Administration at Tanzus Development from August 1, 1996 to June 30, 1997 and SK&I Architectural Design Group, LLC from March 1, 2003 to May 5, 2007. Ms. Holley has more than a decade of experience managing multinational teams for complex service delivery across disciplines. Ms. Holley is 43 years old.

Ms. Holley received a B.S.F.S from the Edmund Walsh School of Foreign Service at Georgetown University in International Law, Politics and Organization, an African Studies Certificate and Arabic Proficiency (May 1994). She studied International Organization at the School for International Training, Brattleboro, Vermont and Rabat, Morocco (January – June 1993). She is an ICF certified executive leadership coach and an alumna of Georgetown University’s Graduate Leadership Coaching Program (September 2010). The board of directors appointed Ms. Holley in recognition of her abilities to assist the Company in expanding its business and the contributions she can make to the Company’s strategic direction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

Date: April 1, 2016	By:	/s/ Conn Flanigan
Conn Flanigan, Secretary